GTT Reports Third Quarter 2013 Financial Results

Revenue Up 59% to $45.1 Million

Adjusted EBITDA Up 104% to $7.6 Million

McLean, VA, November 14, 2013 - GTT (NYSE MKT: GTT), a cloud networking service provider offering Tier 1 IP and Ethernet network solutions to multinational enterprises, today announced its financial results for the third quarter ended September 30, 2013.

Third Quarter Highlights

•	Revenue increased 59 percent to $45.1 million as compared to $28.4 million in the third quarter of 2012

•	Adjusted EBITDA* more than doubled to $7.6 million compared to $3.7 million in the third quarter of 2012

•
Net loss of $0.19 per share includes other non-cash expense of $2.0 million for the mark-to-market of warrants and other non-cash expense of $1.3 million related to the nLayer earn-out due primarily to recent significant stock price appreciation, or $0.15 per share

•	Subsequent to quarter-end, completed mezzanine debt refinancing, reducing cost of mezzanine debt by 250 bps, saving $700,000 in annual interest expense

* See “Annex A: Non-GAAP Financial Information-Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

Richard D. Calder Jr., President and Chief Executive Officer, stated, “GTT’s third quarter results demonstrate expanding profitability as the Tinet acquisition contributes expected deal economics and evidence builds that our organic growth efforts are beginning to take hold. Adjusted EBITDA as a percentage of revenue is expanding both from successful acquisitions and from growth in net installations, a rising proportion of on-net installs, and increased gross margins. Our acquisition integration is largely complete, again proving the success of our acquisition template, and we expect to see network expenses continue to decrease over time.”

“Having successfully digested our most recent acquisition, and armed with an expanded services portfolio, the right senior team in place, and a growing sales and marketing capability, GTT is well prepared to execute its growth strategy. We continue to focus on consistent execution toward our long-term financial objectives to more than double the third quarter’s annualized revenue run rate to $400 million and more than triple the quarter’s annualized Adjusted EBITDA run rate to $100 million over the next three years, through some organic growth and selected acquisitions. Our aim is to be the clear leader providing unparalleled solutions, reliability, and service to meet the unique needs of our expanding target customer segment, multinational enterprises and carriers.”

“GTT’s third quarter revenue grew 59% and Adjusted EBITDA more than doubled, reflecting successful acquisition integration and early stages of organic growth,” stated Michael R. Bauer, Chief Financial Officer. “As important, we achieved, during the quarter, the $30 million Adjusted EBITDA run rate objective that we set for ourselves in 2011. Gross margin in particular is expanding as we derive a higher percentage of revenue from on-net services and Ethernet and IP transit grow in our mix. Looking ahead, the recent expansion of our financing syndicate partners, securing of additional borrowing capacity and reduction in our cost of capital all support our future growth strategy and accelerate our ability to make acquisitions. We are on track to end the year well prepared to build momentum in 2014."

Conference Call Information
GTT will hold a conference call on Thursday, November 14, 2013 at 10:00 a.m. Eastern Time to discuss its results for the quarter ended September 30, 2013. To participate in the live conference call, interested parties may dial 1.866.598.9332 or +1.480.293.0669, entering passcode 7910392. A simultaneous live webcast of the call will be available over the Internet at www.gtt.net, under the Investor Relations section of the site. A telephonic replay of the conference call will be available for one month and may be accessed by calling +1.888.203.1112 or +1.719.457.0820 and using the passcode 7910392. The webcast will be archived in the investor relations section of the company's web site www.gtt.net.

Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

About GTT
GTT operates a global Tier 1 IP network with the most interconnected Ethernet service platform around the world. We provide highly reliable, scalable and secure cloud networking services. Our clients trust us to deliver solutions with simplicity, speed, and agility that are unmatched by other network providers. For more information visit GTT www.gtt.net.

Please contact:

GTT Investor Relations
Nazir Rostom
1.703.442.5586
nazir.rostom@gt-t.net

GTT Media Inquiries
Ann Rote
1.703.677.9941
ann.rote@gt-t.net

LHA
Jody Burfening/Carolyn Capaccio
1.212.838.3777
ccapaccio@lhai.com

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Revenue:
Telecommunications services sold	$45,106	$28,412	$111,267	$80,293

Operating expenses:
Cost of telecommunications services provided	29,538	19,982	73,421	56,491
Selling, general and administrative expense	8,391	4,871	22,409	14,558
Restructuring costs, employee termination and other items	—	—	7,677	701
Depreciation and amortization	5,157	2,202	11,902	4,930

Total operating expenses	43,086	27,055	115,409	76,680

Operating (loss) income	2,020	1,357	(4,142)	3,613

Other expense:
Interest expense, net	(2,445)	(1,336)	(5,624)	(3,341)
Debt extinguishment loss	—	—	(706)	—
Other expense, net	(3,449)	(300)	(6,187)	(1,040)
Total other expense	(5,894)	(1,636)	(12,517)	(4,381)

Loss before income taxes	(3,874)	(279)	(16,659)	(768)

Provision for income taxes	416	219	437	479

Net loss	$(4,290)	$(498)	$(17,096)	$(1,247)

Loss per share:
Basic	$(0.19)	$(0.03)	$(0.79)	$(0.07)
Diluted	$(0.19)	$(0.03)	$(0.79)	$(0.07)

Weighted average shares:
Basic	22,932,515	19,014,825	21,578,315	18,916,658
Diluted	22,932,515	19,014,825	21,578,315	18,916,658

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	September 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$4,897	$4,726
Accounts receivable, net of allowances of $1,093 and $748, respectively	26,166	11,003
Deferred contract costs	3,394	1,346
Prepaid expenses and other current assets	1,518	1,877
Total current assets	35,975	18,952
Property and equipment, net	20,401	5,494
Intangible assets, net	44,013	20,903
Other assets	5,515	2,614
Goodwill	74,604	49,793
Total assets	$180,508	$97,756

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,732	$12,857
Accrued expenses and other current liabilities	27,544	13,301
Short-term debt	6,521	7,848
Deferred revenue	7,238	6,588
Total current liabilities	68,035	40,594
Long-term debt	82,905	34,981
Deferred revenue	1,607	234
Other long-term liabilities	17,181	4,908
Total liabilities	169,728	80,717

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 22,983,331, and 19,129,765 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	73,912	63,207
Accumulated deficit	(62,533)	(45,437)
Accumulated other comprehensive loss	(601)	(733)
Total stockholders' equity	10,780	17,039
Total liabilities and stockholders' equity	$180,508	$97,756

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating income	$2,020	$1,357	$(4,142)	$3,613
Depreciation and amortization	5,157	2,202	11,902	4,930
Restructuring costs, employee termination and other items	—	—	7,677	701
Non-cash compensation	386	148	893	440
Adjusted EBITDA	$7,563	$3,707	$16,330	$9,684

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